UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K
                         CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): February 7, 2003



                       SUPERIORCLEAN, INC.
                   ----------------------------
         (Name of Small Business Issuers in its charter)


           NEVADA                        88-0492605
(State of other jurisdiction         (I.R.S. Employer
             of                   Identification Number)
incorporation or organization


1183 S. Huron St., Denver, Colorado        80223
-----------------------------------      ---------
    (Address of principal               (zip code)
     executive offices)

Issuer's telephone number: 303-933-3000


                        N/A
           -------------------------------------
(Former Name or Former Address, if Changed Since Last Report)






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Item 5. Other Events and Regulation FD Disclosure.
On February 7, SuperiorClean entered into a non-binding letter of intent with Airam Capital Group and Nevada Fund pursuant to which Airam and Nevada will acquire for $10,000 cash and a note for $140,000 a controlling interest in SuperiorClean. It is proposed that all or substantially all of the assets of SuperiorClean will be exchanged for significantly all of the shares of SuperiorClean owned by its President, Mr. Gautier. It is contemplated that upon closing, the current directors will resign and Mr. Rotondi, principal of Airam, and two of his designees will become directors.

This contemplated transaction is subject to a number of conditions, including:

*    The negotiation and signing of a definitive, binding agreement.
*    The preparation, filing and mailing of Schedules 14C and 14F.
*    Stockholder approval under Nevada law.

A further 8-K will be filed upon execution of the definitive, binding agreement.



                   SUPERIORCLEAN, INC.
              ------------------------------
                     (Registrant)



In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


     Signature                Title                  Date
     ---------               -------                ------

/s/ Micah Gautier           President           February 12, 2003
----------------
    Micah Gautier




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